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Exhibit 10.14


               Amendment to Option Agreement of Simon B. Rich, Jr.


                              [LDNGC Letterhead]

December 3, 1996


Simon B. Rich, Jr.
10 Westport Road
Wilton, CT  06897

    Re:  Amendment of Stock Option Agreements

Dear Simon:

    You are the holder of outstanding options to purchase 260,000 shares of Common Stock of Louis Dreyfus Natural Gas Corp. (the "Company") granted pursuant to the Company's 1993 Stock Option Plan (the "Plan") as evidenced by those certain Incentive Stock Option Agreements and Non-Qualified Stock Option Agreements identified in SCHEDULE "A" attached hereto (the "Stock Option Agreements").

    Effective on October 1, 1996, you ceased full-time employment with the Company in order to perform other functions within the Louis Dreyfus group of companies. However, you continue to serve as a director of the Company. By their terms, your options will terminate ninety days following the date you ceased to be employed by the Company.

    However, the Board of Directors of the Company believes that you will continue to provide valuable services to the Company in your capacity as a director and desires that your options shall continue in effect for the period during which you continue to serve as a director of the Company, but in no event beyond their stated expiration date.

    Accordingly, as permitted by the Plan, as amended, the Company proposes by this letter to amend your respective Stock Option Agreements by amending and replacing each respective Section 5 thereof with the following:

         "5. TERMINATION OF SERVICE; DEATH OF OPTIONEE. In the event of the death of Optionee while in service on the Board of Directors of the Company, the Option shall be exercisable in full by the heirs or other legal representatives of the Optionee at any time within 12 months following the date of death. In the event of termination of service on the Board, for any reason other than death or termination for cause, the Option shall be exercisable by the Optionee or his legal representative within three months of the date of termination. If the Optionee's service on the Board is terminated for cause, the Option shall terminate as of the date of such termination of service on the Board, and the Optionee shall have no further rights to exercise any portion of the Option. "Termination for Cause" means any removal from the Board for cause in accordance with applicable law and the Certificate of Incorporation and By-Laws of the Company. In no event may the Option be exercised more than 10 years after the effective date of this Agreement."

    In addition, all references to you as "Employee" in the respective Stock Option Agreements shall be deemed to be references to you as "Optionee."

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    Please be advised that the portion of your options that are designated as
"incentive stock options" within the meaning of Section 422 of the Internal Revenue Code may cease to qualify for treatment as "incentive stock options" as a result of the foregoing amendment and the attendant extension of the options for a period in excess of ninety days following the date that you ceased to be employed by the Company.

    If such amendment is acceptable to you, please so indicate by signing and returning one (1) copy of this letter, retaining one copy for your records, whereupon this letter will constitute an amendment to each of the Stock Option Agreements. All other provisions of the Stock Option Agreements shall remain in full force and effect.

                                     Sincerely,

                                     LOUIS DREYFUS NATURAL GAS CORP.



                                     By:  /s/  KEVIN R. WHITE
                                        -------------------------------------
                                        Kevin R. White, Senior Vice President

Agreed to and accepted as
of the date first above written

/s/  SIMON B. RICH, JR.
----------------------------------
Simon B. Rich, Jr.

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                                   SCHEDULE "A"



1. Incentive Stock Option Agreement dated on or about November 10, 1993 relating to 22,224 shares at an exercise price of $18.00 per share.

2. Non-Qualified Stock Option Agreement dated on or about November 10, 1993 relating to 77,776 shares at an exercise price of $18.00 per share.

3. Incentive Stock Option Agreement dated on or about December 5, 1995 relating to 14,612 shares at an exercise price of $13.6875 per share.

4. Non-Qualified Stock Option Agreement dated on or about December 5, 1995 relating to 25,388 shares at an exercise price of $13.6875 per share.

5. Incentive Stock Option Agreement dated on or about September 27, 1996 relating to 5,000 shares at an exercise price of $14.4375 per share.

6. Non-Qualified Stock Option Agreement dated on or about September 27, 1996 relating to 15,000 shares at an exercise price of $14.4375 per share.